EXHIBIT 35.3
                     SERVICER COMPLIANCE STATEMENT (ITEM 1123)
                           HOMECOMINGS FINANCIAL, LLC
                 RAAC SERIES 2006-SP3 TRUST (THE "ISSUING ENTITY")

      The undersigned,  a duly authorized officer of Homecomings Financial, LLC,
      as  servicer  (the  "Servicer")   pursuant  to  the  applicable  servicing
      agreement, does hereby certify that:

          1. A review of the Servicer's activities during the period covered by the Issuing Entity's report on Form 10-K and of the Servicer's performance under the applicable servicing agreement has been made under my supervision.

          2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout such period.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 26th day of March 2007.

      By: /s/ Anthony N. Renzi
          Name: Anthony N. Renzi
          Title: Managing Director